UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49746	88-0498181
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 327-9446

(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 16, 2015, Viscount Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to disclose the resignation of certain of its directors and the appointment of Craig Nemiroff as a director; however, Mr. Nemiroff was not actually appointed as a director of the Company. By this Amendment No. 1 to the Report, the Company is amending and restating such Report to remove the disclosure that Mr. Nemiroff was appointed as a director of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2015, in connection with a proposed financing for the Company, each of Dennis Raefield, George Eli Birnbaum and Robert Liscouski resigned as directors of the Company. Messrs. Raefield and Liscouski indicated that their resignations were directly related to the proposed financing since they could not vote to approve the financing. Attached as Exhibit 17.1 are the correspondence with each of the directors relating to their resignations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

17.1 Correspondence on Departures of Directors*

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2015

VISCOUNT SYSTEMS, INC.

By:	/s/ Scott Sieracki
Name: Scott Sieracki
Title: Interim Chief Executive Officer